Exhibit 10.1

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (this “Agreement”) is made and entered into as of May 28th, 2022, by and between Alto Ingredients, Inc., a Delaware corporation (the “Company”), and Christopher W. Wright, an individual (the “Consultant”).

R E C I T A L S

A. Consultant has retired from his former position of Vice President and General Counsel.

B. The Company desires to retain the services of Consultant in order to continue to have access to his historical knowledge and expertise in the business and legal affairs of the Company.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Consultant hereby agree as follows:

1. Services.

(a) During the period beginning on the date hereof and continuing for one year thereafter, (the “Term”), Consultant shall provide advice and consultation to the Company, as may be requested from time to time by the Company’s Chief Executive Officer, Chief Financial Officer or General Counsel.

(b) Recommendations of Consultant shall be advisory in nature and shall not bind the Company or the senior management team in any way. Consultant shall not be acting in a fiduciary capacity and Consultant shall not have the power to bind the Company. Consultant is not an officer, director or other legal representative of the Company and shall not hold himself out to be such under any circumstance.

2. Fees and Other Benefits.

(a) As consideration for Consultant’s services during the Term, the Company shall pay Consultant a retainer of $5,000 every two weeks. Consultant’s right to receive such retainer shall terminate in the event of the termination of this Agreement or Consultant’s death or disability prior to the expiration of the Term.

(b) In the event the parties mutually agree that Consultant will assume responsibility for a project the scope of which is beyond the advice and consultation contemplated hereby, then the parties shall establish a separate fee for such project. Any such agreement will be in writing and shall specify the project-based or hourly fee.

(c)   The Company shall promptly reimburse Consultant for reasonable and documented business expenses incurred during the Term in performing services hereunder; provided, that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

3. Business Conflicts. Consultant represents that the execution of this Agreement and the performance of the services will not conflict with or violate any provision of any contract or commitment by which Consultant is bound. During the Term, Consultant may provide services for other parties, provided that the services provided by Consultant to third parties do not conflict with, and are not detrimental to, the interests of the Company. To ensure that Consultant does not provide services to third parties in a manner that conflicts with, or is detrimental to, the interests of the Company, Consultant shall fully and promptly disclose all possible conflicts to the Company.

4. Confidential Information.

(a) Consultant shall hold in strict confidence and not disclose in any manner whatsoever all information, whether oral, written, graphic, photographic, electronic, visual or otherwise and whether furnished prior to or after the execution of this Agreement (including any confidential or proprietary technology, know-how, business plan, budget, forecast or projection) or relating to the business of the Company, any predecessor company, any subsidiary or other affiliate of the Company in each case, that is made available to Consultant by or on behalf of the Company in connection with Consultant rendering services to the Company as provided herein (collectively, referred to as “Confidential Information”). However, the Company’s “Confidential Information” will not be deemed to include: (i) any information that is or becomes generally available to the public other than as a direct or indirect result of the disclosure of any of such information by Consultant or by any third parties to whom Consultant has disclosed such information; (ii) any information that was in Consultant’s possession prior to the time it was first made available to Consultant, provided that the source of such information was not and is not known to Consultant to be bound by any contractual or other obligation of confidentiality to Consultant or to any other person with respect to any of such information; (iii) any information that becomes available to Consultant on a non-confidential basis from a source other than the Company, provided that such source is not known to Consultant to be bound by any contractual or other obligation of confidentiality to the Company or to any other person with respect to any of such information; or (iv) any information that is independently developed by Consultant without the use of or reference to any of the Company’s Confidential Information.

(b) Consultant may not use in any way or disclose any of the Confidential Information, directly or indirectly, either during the term of this Agreement or at any time thereafter, and may use the Confidential Information solely for the benefit of the Company while Consultant provides services to the Company pursuant to the terms of this Agreement. All files, records, documents, information, data and similar items relating to the business of the Company, whether prepared by Consultant or otherwise coming into such Consultant’s possession, will remain the exclusive property of the Company.

(c)   If Consultant is requested or required to disclose any Confidential Information in connection with any judicial or administrative proceedings or by any governmental, regulatory or stock exchange authorities having appropriate jurisdiction (by order, deposition, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) where such request or requirement is not caused by any voluntary action or proposed action by Consultant, Consultant will, unless prohibited by law, notify the Company promptly in writing of the existence, terms and circumstances surrounding such a request or requirement so that the Company may, in its sole discretion, seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Agreement. Consultant will not oppose, and upon the Company’s request and at the Company’s expense, the Consultant agrees to assist, the Company in seeking a protective order or other remedy. If in the absence of a protective order or other remedy or the receipt of a waiver from the Company, Consultant is, nonetheless on the advice of legal counsel, legally required to disclose any Confidential Information, Consultant may make such disclosure without liability under this Agreement, provided that Consultant furnishes only that portion of the Confidential Information that is legally required to be disclosed, Consultant gives the Company notice of the information to be disclosed as far in advance of its disclosure as practicable and Consultant uses his commercially reasonable efforts to assist the Company, at the Company’s request and expense, in obtaining an appropriate protective order or other reliable assurance that confidential treatment will be accorded to all such disclosed Confidential Information.

(d) Consultant further agrees that, without the prior written consent of the Company’s General Counsel, until such time as (i) any and all material non-public information contained in the Confidential Information has been disclosed publicly, or (ii) the information contained in the Confidential Information is no longer considered material, whichever is earlier, neither Consultant nor any of Consultant’s affiliates (as such term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended), acting alone or as part of a group, will: (A) acquire, propose, or offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any securities or direct or indirect rights to acquire any securities of the Company, or (B) sell any securities of the Company.

5. Compliance with Laws and Professional Standards. This Agreement is subject to, and Consultant hereby agrees to fully observe and comply with, all applicable local, state and federal laws and all regulations and orders of any government or governmental agency or department in connection with the performance of Consultant’s services pursuant to the terms of this Agreement. Consultant shall use Consultant’s commercially reasonable efforts to provide services in a manner that reflects favorably on the Company and represents the highest professional and ethical standards.

6. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never constituted a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added as part of this Agreement, a provision as similar in its terms to such illegal, invalid or enforceable provision as may be possible and be legal, valid and enforceable.

7. Term and Termination. The initial term of this Agreement shall be the Term specified in Section 1(a). Either party may terminate this Agreement or the consultancy established hereby at any time by giving written notice of such termination to the other party. Thereafter, the Company shall have no further obligations under this Agreement except to remit any amounts already owed pursuant to Section 2. Nothing in this Section 8 shall impair any of Consultant’s obligations under Section 4, all of which shall continue in full force and effect until they expire, if ever, pursuant to their terms.

8. Independent Contractor. In performing services under this Agreement, Consultant shall be acting as an independent contractor and not as an employee or agent, and Consultant shall not be considered an employee, of the Company within the meaning or the application of any federal, state or local laws or regulations, nor shall Consultant be entitled to seek compensation, exercise any right or seek any benefits accruing to regular employees of the Company. Consultant understands and agrees that the Company will not withhold from the fees payable to Consultant hereunder any sums for income tax, unemployment insurance, social security or any other withholding pursuant to any law or requirement of any governmental body and all of such withholdings and taxes are Consultant’s sole responsibility. Consultant shall not have any right, power or authority to create, and shall not represent to any person that he has the power to create any obligation, express or implied, on the Company’s behalf without the express prior written consent of the Company.

9. Notices. Any notice or other communications to be given hereunder shall be deemed to have been given when delivered by hand to the individuals named below, by means of email (with request for assurance of receipt), or when deposited in the United States mail, registered or certified, with proper postage and registration or certification fees prepaid, addressed to the parties as follows (or to such other address as one party shall give the other in the manner provided herein): (i) if to the Company, at its principal place of business, attention: General Counsel (email *****) and (ii) if to the Consultant, at ***** (email *****).

10. Governing Law; Consent to Jurisdiction and Service of Process.

(a) All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Illinois, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.

(b) Each party hereby (i) irrevocably submits to the exclusive jurisdiction of the federal and state courts located in Sacramento, Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (ii) waives to the extent not prohibited by applicable law, and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above-named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (iii) agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above-named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts whether on the grounds of inconvenient forum or otherwise. Each party hereto hereby consents to service of process in any such proceeding in any manner permitted by Illinois law, and agrees that service of process by registered or certified mail, return receipt requested, at its address specified pursuant to Section 10 is reasonably calculated to give actual notice.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained herein and supersedes any and all prior and contemporaneous agreements, representations, promises, inducements and understandings of the parties. This written Agreement cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. Moreover, this written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Consultant.

12. Assignment. Consultant may not assign this Agreement, in whole or in part.

13. Execution in Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute the same Agreement. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

14. Further Assurances. Upon the reasonable request of the other party, each party hereto agrees to take any and all actions, including, without limitation, the execution of certificates, documents or instruments, necessary or appropriate to give effect to the terms and conditions set forth in this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

/s/ Christopher W. Wright
Christopher W. Wright

ALTO INGREDIENTS, INC.

By:	/s/ Michael D. Kandris
Michael D. Kandris, President and CEO

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